EXHIBIT 4.27
REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].

compass.uol

ADT: 04600/22

26TH AMENDMENT TO THE SOFTWARE DEVELOPMENT AND/OR IMPLEMENTATION SERVICES AGREEMENT

By this private instrument, on one side,

COMPASS.UOL TECNOLOGIA LTDA. (FORMERLY KNOWN AS COMPASSO TECNOLOGIA LTDA., headquartered at Rua Coronel Chicuta, No. 575, in the City of Passo Fundo, Rio Grande do Sul, enrolled with the Corporate Taxpayers' Registry of the Ministry of Finance ("CNPJ/MF") under No. [*****], herein represented pursuant to its corporate acts, hereinafter simply referred to as COMPASSO, and, on the other side;

PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A., a company headquartered at Avenida Brigadeiro Faria Lima, nº 1384, 4º andar, Parte A, in the City of São Paulo, State of São Paulo, enrolled with the CNPJ/MF under No. [*****], herein represented pursuant to its articles of association, hereinafter referred to as CLIENT;

Whereas:

(i) As of June 15, 2019, the Parties executed the Software Development and/or Implementation Services Agreement ("Agreement"), for the provision of expert services on demand by COMPASSO, formalized through the Services Agreements, which are an integral part of the Agreement;

(ii) As of October 25, 2021, the Parties executed the Services Agreement No. 44, with the purpose of providing the allocation of a Squad of Professionals with knowledge on software development, working with agile dynamic, effective for [*****];

(iii) The Parties are interested in extending the effectiveness for [*****];

The Parties hereby execute the 26th AMENDMENT TO THE SOFTWARE DEVELOPMENT AND/OR IMPLEMENTATION SERVICES AGREEMENT ("Agreement"), as per the following clauses and conditions:

SECTION 1 - PURPOSE

1.1 The purpose of this Amendment is to renew the effectiveness of the Services Agreement No. 44, for **[*****]**, as from [*****], under the conditions of the Agreement.

1.1.1 The Services herein contracted shall be provided according to the specific form and conditions described in the Proposal "PagSeguro Monolith Hybrid Squad - Renewal", dated July/2022, which, upon due execution, will become an integral part of this amendment.

1.2 This instrument also has the purpose of establishing that, as agreed between the parties, an adjustment of [*****] will be applied, assessed from [*****]. Thus, for the period from [*****], the monthly price will become **[*****].**

1.1.2 After August 3, 2023, the adjustment shall be carried out pursuant to the Agreement or to what was agreed between the parties.

compass.uol

ADT: 04600/22

SECTION 2 - PRICES

2.1 Pursuant to the conditions described in section 1.1. above, the CLIENT shall pay to COMPASSO the monthly amount of **[*****]**.

2.2 The CLIENT represents to accept the new prices that shall have the billing from the start date of the Services provision activities, starting on August 4, 2022.

SECTION 3 - GENERAL PROVISIONS

1. The Parties, including their Witnesses, acknowledge that electronic, digital, and computerized signatures are valid and fully effective, constituting an extrajudicial enforcement instrument for all legal purposes, even if such signatures or certifications are not under ICP-Brazil standards, pursuant to the provisions in paragraphs of Article 10 of the Provisional Measure No. 2,200/2001 in force in Brazil. Therefore, this Agreement, as well as the Proposal, its exhibits and amendments may be executed through such means.

3.2. The Parties agree that, regardless of the execution date hereof, its effects shall relate back to the date of August 4, 2022.

IN WITNESS WHEREOF, the Parties have executed this Amendment in two (02) counterparts, same in form and content, in the presence of the undersigned witnesses.

São Paulo, September 16, 2022.

COMPASS.UOL TECNOLOGIA LTDA.

DocuSigned by: Cleyton de Almeida Ferreira
4CFB25988A3448C...
Name: Cleyton de Almeida Ferreira
ID No.: [*****]

DocuSigned by: Marcelo Ivaldo da Silva
AF8BD9CB8E8E43A...
Name: Marcelo Ivaldo da Silva
ID No.: [*****]

PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A.

DocuSigned by: Artur Gaulke Schunck
67A9FA4BE32D493...
Name: Artur Gaulke Schunck
ID No.: [*****]

DocuSigned by:
777C90E710EF4A4...
Name: Renato Bertozzo Duarte
ID No.:

Witnesses:

DocuSigned by:
EE6672DE5D2B42E...
Name: Adriana Mariko Ishikawa Shiguedomi
ID No.: [*****]

DocuSigned by: Andrea Spolavori Perez
334353F78C9F447...
Name: Andrea Spolavori Perez
ID No.: [*****]

DS

compass.uol

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